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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                       Chrysalis International Corporation
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             (Exact name of registrant as specified in its charter)


                Delaware                                     22-2877973
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 (State of incorporation or organization)                  (IRS Employer
                                                          Identification No.)


 575 Route 28, Raritan, New Jersey                               08869
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(Address of principal executive offices)                       (Zip Code)

If this form relates to the registration of a                  If this form relates to the registration of a
class of securities pursuant to Section                        class of securities pursuant to Section
12(b) of the Exchange Act and is effective                     12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(c),                         pursuant to General Instruction A.(d),
please check the following box. [ ]                            please check the following box.  [X]

Securities Act registration statement file number to which this form relates:
                                                         (If applicable)
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Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                 Name of Each Exchange on Which
         to be so Registered                 Each Class is to be Registered


                  --                                        --
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                  --                                        --
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Securities to be registered pursuant to Section 12(g) of the Act:

                       Rights to Purchase Preferred Shares
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                                 Title of class


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                                 Title of class


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ITEM 1.           DESCRIPTION OF SECURITIES TO BE REGISTERED.
                  -------------------------------------------

         On July 1, 1998, the Board of Directors of Chrysalis International Corporation (the "Company") declared a dividend distribution of one right (a "Right") for each share of Common Stock, par value $.01 per share (the "Common Shares"), of the Company outstanding at the close of business on July 20, 1998 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of July 1, 1998 (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 4.1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

ITEM 2.           EXHIBITS.
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                  Exhibit
                  Number            Exhibit
                  ------            -------

                  4.1 Rights Agreement (including a Form of Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)

                  99.1              Form of letter to stockholders, dated July,
                                    1998

                  99.2              Press release, dated July 8, 1998


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                                                     SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    CHRYSALIS INTERNATIONAL CORPORATION


                                    By:  /s/ John G. Cooper
                                        ---------------------------------------
                                        Name:    John G. Cooper
                                        Title:   Senior Vice President, Chief
                                                 Financial Officer, Treasurer
                                                 and Secretary

Dated: July 8, 1998


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                                INDEX TO EXHIBITS


        EXHIBIT
        NUMBER          EXHIBIT
        ------          -------

          4.1 Rights Agreement (including a Form of Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)

          99.1          Form of letter to stockholders, dated July, 1998

          99.2          Press release, dated July 8, 1998




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